Exhibit 23.3

Consent of Oliver Wyman Actuarial Consulting, Inc.

We hereby consent to (1) the use of and all references to the name of Oliver Wyman Actuarial Consulting, Inc. in the prospectus included in the registration statement on Form S-1 of SAFG Retirement Services, Inc. (the “Company”) and any amendments thereto (the “Registration Statement”) in connection with the proposed initial public offering of the Company, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and in any other future filings or correspondence with the SEC; including, but not limited to, the use of the information supplied by us and set forth under the “Business—Our Segments--Individual Retirement—Supplemental Information on Our In-Force Variable Annuity Business” section of the Registration Statement; and (2) the filing of this consent as an exhibit to the Registration Statement by the Company for the use of our date and information cited in the above-mentioned section of the Registration Statement.

Sincerely,

By:	/s/ Dean Kerr
Name:	Dean Kerr
Title:	Partner

March 28, 2022